UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2020

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On May 13, 2020 Tempur Sealy International, Inc. (the "Company"), Tempur-Pedic Management, LLC (the "Additional Borrower") and certain subsidiaries of the Company (the "Subsidiary Guarantors") entered into Amendment No. 1 (the “Amendment”) amending the Company's Amended and Restated Credit Agreement dated as of October 16, 2019 (as amended, supplemented or otherwise modified from time to time, including by the Amendment, the "Credit Agreement"), among several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
The Amendment provides for an incremental 364-day $200 million term loan (the "364-Day Loan"). The 364-Day Loan was drawn in full on May 13, 2020, and the proceeds of the 364-Day Loan are being used to repay borrowings under the Company's $425 million revolving credit facility under the Credit Agreement and to pay fees and expenses in connection with the Amendment.
The 364-Day Loan bears interest, at the borrower’s option, at a base rate plus a margin of 1.375% per annum or a eurocurrency rate (subject to a 1.0% floor) plus a margin of 2.375% per annum.
Certain of the Company’s present and future domestic subsidiaries guarantee the obligations under the 364-Day Loan. The obligations under the 364-Day Loan are secured by a pledge of substantially all of the assets of the Company, the Additional Borrower and the Subsidiary Guarantors, subject to certain exceptions and exclusions.
In addition, the Amendment provides that, for so long as the 364-Day Loan remains outstanding, the Company is subject to certain additional restrictions under the covenants provided for in the Credit Agreement, including, but not limited to, the Company's ability to repurchase shares and make certain investments.
The above description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Some of the lenders under the Credit Agreement and their affiliates have various relationships with the Company involving the provision of financial services, including other credit facilities with affiliates of the Company, cash management, investment banking, trust and other services.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 7.01. Regulation FD Disclosure.
On May 14, 2020, the Company distributed a press release regarding the 364-Day Loan (the "Press Release"). A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.
The information disclosed pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Amendment No. 1 dated as of May 13, 2020, by and among Tempur Sealy International, Inc., as parent borrower, Tempur-Pedic Management, LLC, as additional borrower, the subsidiary guarantors party thereto, the several banks and other financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release of Tempur Sealy International, Inc. dated as of May 14, 2020.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 14, 2020

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer